Exhibit 99.1

Olo Announces Third Quarter 2021 Financial Results
Third-Quarter Revenue Grew 36% Year-over-Year on Continued Active Location and Transaction Volume Growth
Celebrated the Milestone of Welcoming its 500th Restaurant Brand

New York, New York - November 9, 2021 - Olo Inc. (NYSE:OLO), a leading on-demand commerce platform powering the restaurant industry’s digital transformation, today announced financial results for the third quarter ended September 30, 2021.

“In the third quarter, Olo’s strong revenue growth and profitability momentum continued as Olo took meaningful strides toward our vision of digital entirety: touching, adding value to, and deriving revenue from every restaurant transaction,” said Noah Glass, Founder and CEO.

“We drove digital transactions across every service model: takeout, delivery, drive-thru, and on-premise, while announcing new tools to enable brands to both realize the promise of digital hospitality and improve key facets of their businesses as truly customer-centric and data-informed enterprises through the recent acquisition of Wisely,” concluded Mr. Glass.
Third-Quarter Financial and Other Highlights
•Total revenue increased 36% year-over-year to $37.4 million.
•Platform revenue increased 38% year-over-year to $36.1 million.
•Gross profit increased 29% year-over-year to $29.2 million, or 78% of total revenue.
•Non-GAAP gross profit increased 32% year-over-year to $30.2 million, or 81% of total revenue.
•Operating income decreased $18.6 million year-over-year to an operating loss of $(11.3) million, or (30)% of total revenue.
•Non-GAAP operating income decreased $3.8 million year-over-year to $5.1 million, or 14% of total revenue.
•Net loss was $(11.3) million or $(0.08) per share, compared to net income of $5.1 million or $0.00 per share a year ago.
•Non-GAAP net income was $5.0 million or $0.03 per share, compared to a non-GAAP net income of $8.8 million or $0.06 per share a year ago.
•Cash and cash equivalents were $597.7 million.
•Ending active locations increased 26% year-over-year to approximately 76,000.
•Average revenue per unit (ARPU) increased 8% year-over-year to approximately $484.
•Dollar-based net revenue retention (NRR) remained over 120%.
Third-Quarter and Recent Business Highlights
•Olo completed the acquisition of Wisely Inc., a leading customer intelligence and engagement platform for restaurants, accelerating Olo’s vision to enable restaurant brands to deepen guest relationships, drive more transactions, and increase customer lifetime value.
•Olo celebrated the milestone of welcoming its 500th restaurant brand to the platform. New customers included CKE Restaurant Holdings, Inc., parent company to leading QSR brands Carl’s Jr. and Hardee’s, and Dave’s Hot Chicken, a growing fast-casual brand. CKE replatformed from a fragmented technology stack, leveraging the Olo Ordering module. Dave’s Hot Chicken adopted the Olo Ordering, Dispatch, Rails, and Network modules, making Olo the brand’s on-demand commerce solution of choice.
•Olo expanded relationships with existing restaurant brands, including Bojangles and Denny’s. Bojangles, a leading QSR brand, previously deployed the Olo Rails module, and recently launched the Olo Ordering module with a custom website and app. Denny’s, a top family dining brand, added the Olo Network module after previously implementing all three of Olo’s core modules: Ordering, Dispatch, and Rails.
•Olo is proud to have expanded its relationships with existing technology partners Uber and Waitr, adding both partners to the Olo Dispatch network. As a result, restaurant brands on Dispatch will have an expanded network of delivery partners, more competitive pricing, differentiated service hours, and more driver availability on the Dispatch network.

•Olo enhanced its Rails platform, providing brands with additional tools and capabilities to control capacity across their integrated third-party channels. This powerful feature allows restaurant brands to prioritize their most profitable orders by channel, by location, or by time of day and/or day of week.
•Olo recommended nine non-profits to its independent donor advised fund sponsor, Tides Foundation, to receive grants in connection with the Olo for Good initiative. Tides Foundation subsequently donated a total of $4.9 million in grants to Black Girls Code, Clean Air Task Force, Emma’s Torch, Feeding America, FoodCorps, Girls Who Code, Giving Kitchen, the Let’s Empower Employment Initiative, and Natural Resources Defense Council. Grant recipients are non-profits focused on diversity, equity, and inclusion, increasing access to food, supporting the restaurant industry’s frontline workers, and advancing environmental sustainability. Olo intends to recommend Tides Foundation to make annual grants going forward for the next nine years.
A reconciliation of GAAP to non-GAAP financial measures is provided at the end of this press release. An explanation of these measures is also included below under the heading “Non-GAAP Financial Measures and Other Metrics.”
Financial Outlook
As of November 9, 2021, Olo is issuing the following outlook for the fourth quarter of 2021 and fiscal year 2021:
For the fourth quarter of 2021, Olo expects to report:
•Revenue in the range of $38.8 million to $39.3 million; and
•Non-GAAP operating income in the range of $2.8 million to $3.2 million.
For the fiscal year 2021, Olo expects to report:
•Revenue in the range of $148.2 million to $148.7 million; and
•Non-GAAP operating income in the range of $19.8 million to $20.2 million.
The outlook provided above constitutes forward-looking information within the meaning of applicable securities laws and is based on a number of assumptions and subject to a number of risks. Actual results could vary materially as a result of numerous factors, including certain risk factors, many of which are beyond Olo’s control. See the cautionary note regarding “Forward-Looking Statements” below. Fluctuations in Olo’s operating results may be particularly pronounced in the current economic environment due to the uncertainty caused by, and the unprecedented nature of, the ongoing COVID-19 pandemic, the severity, duration, and ultimate impact of which is difficult to predict at this time. While Olo has benefited from the acceleration of demand for off-premise dining during the COVID-19 pandemic, Olo’s business and financial results could be materially adversely affected in the future if these trends do not continue. The situation regarding COVID-19 remains uncertain and could change rapidly, and Olo will continue to evaluate its potential impact on its business.
Reconciliation of non-GAAP operating income guidance to the most directly comparable GAAP measures is not available without unreasonable efforts on a forward-looking basis due to the high variability, complexity and low visibility with respect to the charges excluded from these non-GAAP measures; in particular, the measures and effects of stock-based compensation expense specific to equity compensation awards that are directly impacted by unpredictable fluctuations in our stock price. We expect the variability of the above charges to have a significant, and potentially unpredictable, impact on our future GAAP financial results.

Webcast and Conference Call Information
Olo will host a conference call today, November 9, 2021 at 5:00 p.m. Eastern Time to discuss the Company’s financial results and financial outlook. A live webcast of this conference call will be available on the “Investor Relations'' page of the Company’s website (www.olo.com), and a replay will be available on the website as well.
About Olo
Olo is a leading on-demand commerce platform powering the restaurant industry’s digital transformation. Millions of orders per day run on Olo’s enterprise SaaS engine, enabling brands to maximize the convergence of digital and brick-and-mortar operations. The Olo platform provides the infrastructure to capture demand and manage consumer orders from every channel. With integrations to over 100 technology partners, Olo customers can build digital experiences with the largest and most flexible restaurant commerce ecosystem on the market. Over 500 restaurant brands use Olo to grow digital sales, maximize profitability, and preserve direct consumer relationships. Learn more at olo.com.
Contacts
Media
olo@icrinc.com
Investor Relations
InvestorRelations@olo.com

Non-GAAP Financial Measures and Other Metrics
Non-GAAP Financial Measures
To supplement our condensed consolidated financial statements, which are prepared in accordance with generally accepted accounting principles in the United States (GAAP), we present non-GAAP gross profit/margin (and as a percentage of revenue), non-GAAP operating expenses (total and each line item, and total and each non-GAAP operating expense item as a percentage of revenue), non-GAAP operating income (and as a percentage of revenue), and non-GAAP net income (loss) (and as a percentage of revenue and on a per share basis) in this press release. Our use of non-GAAP financial measures has limitations as an analytical tool, and these measures should not be considered in isolation or as a substitute for analysis of financial results as reported under GAAP.
We use non-GAAP financial measures in conjunction with financial measures prepared in accordance with GAAP for planning purposes, including in the preparation of our annual operating budget, as a measure of our core operating results and the effectiveness of our business strategy, and in evaluating our financial performance. These measures provide consistency and comparability with past financial performance, facilitate period-to-period comparisons of core operating results, and also facilitate comparisons with other peer companies, many of which use similar non-GAAP financial measures to supplement their GAAP results. We exclude the following items from one or more of our non-GAAP financial measures: stock-based compensation expense (non-cash expense calculated by companies using a variety of valuation methodologies and subjective assumptions), equity expense related to charitable contributions, internally developed software amortization (non-cash expense), change in fair value of warrants, related acquisition transaction costs, and, if applicable, other non-cash transactions.

Free cash flow represents net cash used in operating activities, reduced by purchases of property and equipment, and capitalization of internally developed software. Free cash flow is a measure used by management to understand and evaluate our liquidity and to generate future operating plans. The reduction of capital expenditures facilitates comparisons of our liquidity on a period-to-period basis and excludes items that we do not consider to be indicative of our liquidity. We believe that free cash flow is a measure of liquidity that provides useful information to investors and others in understanding and evaluating the strength of our liquidity and future ability to generate cash that can be used for strategic opportunities or investing in our business in the same manner as our management and Board of Directors. Nevertheless, our use of free cash flow has limitations as an analytical tool, and you should not consider it in isolation or as a substitute for analysis of our financial results as reported under GAAP. Further, our definition of free cash flow may differ from the definitions used by other companies and therefore comparability may be limited.

Investors are cautioned that there are material limitations associated with the use of non-GAAP financial measures as an analytical tool. In particular, (1) stock-based compensation expense has recently been, and will continue to be for the foreseeable future, a significant recurring expense for our business and an important part of our compensation strategy and (2) although depreciation and amortization expense are non-cash charges, the assets subject to depreciation and amortization may have to be replaced in the future. The non-GAAP measures we use may be different from non-GAAP financial measures used by other companies, limiting their usefulness for comparison purposes. Such non-GAAP financial measures should be considered as a supplement to, and not as a substitute for, or superior to, the corresponding measures calculated in accordance with GAAP. We compensate for these limitations by providing specific information regarding the GAAP items excluded from these non-GAAP financial measures. A reconciliation of these non-GAAP measures has been provided in the financial statement tables included in this press release and investors are encouraged to review the reconciliation.
Other Metrics
We calculate ARPU by dividing the total platform revenue in a given period by the average active locations in that same period. We believe this demonstrates our ability to grow within our customer base through the development of our products that our customers value.
We define active locations as a unique restaurant location that is utilizing one or more modules in a given quarterly period. We believe there is a substantial opportunity to continue to grow our customer base within the U.S. restaurant industry. We intend to continue to drive new customer growth by leveraging our brand and experience within the industry, and expanding our sales and marketing efforts. We have also historically pursued and will continue to target the most well-capitalized, fastest growing restaurant brands in the industry. As our restaurant brand customers open new locations, we are well-positioned to organically grow our revenue with little to no incremental sales and marketing costs to target additional locations.

We calculate NRR as of a period-end by starting with the revenue, defined as platform revenue, from the cohort of all active customers as of 12 months prior to such period-end, or the prior period revenue. We then calculate the platform revenue from these same customers as of the current period-end, or the current period revenue. Current period revenue includes any expansion and is net of contraction or attrition over the last 12 months, but excludes platform revenue from new customers in the current period. We then divide the total current period revenue by the total prior period revenue to arrive at the point-in-time dollar-based NRR.
Forward-Looking Statements
Statements we make in this press release may include statements which are not historical facts and are considered forward-looking within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act, which are usually identified by the use of words such as “anticipates,” “believes,” “estimates,” “expects,” “intends,” “may,” “plans,” “projects,” "outlook", “seeks,” “should,” “will,” and variations of such words or similar expressions.
We intend these forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in Section 27A of the Securities Act and Section 21E of the Securities Exchange Act and are making this statement for purposes of complying with those safe harbor provisions. These statements include, but are not limited to, statements regarding the ongoing importance of digital experiences to the restaurant industry, the future performance of Olo and its market opportunity, including expected financial results for the fourth quarter and fiscal year 2021, our business strategy, our ability to sustain our profitability, customer adoption of our products and expectations for capturing market share and our delivery of new products or product features, the integration and benefits of our acquisition of Wisely Inc., and expectations regarding the impact of the COVID-19 pandemic on our business and industry. Accordingly, actual results could differ materially or such uncertainties could cause adverse effects on our results.

Forward-looking statements are based upon various estimates and assumptions, as well as information known to Olo as of the date of this press release, and are subject to risks and uncertainties, including but not limited to: the impact and duration of the COVID-19 pandemic on our business and economic conditions; the impact, severity and duration of safety measures put in place to mitigate the impact of the COVID-19 pandemic; our focus on the long-term and our investments in sustainable, profitable growth; our ability to develop and release new products and services, and develop and release successful enhancements, features, and modifications to our existing products and services; the impact of new and existing laws and regulations; our strategic relationships with third parties; our reliance on a limited number of delivery service providers and aggregators; our ability to generate revenue from our product offerings and the effects of fluctuations in our level of client spend retention; competition; changes in the amount and mix of transactions facilitated through our platform in a period; changes in our level of investment in sales and marketing, research and development, and general and administrative expenses, and our hiring plans; future changes to our pricing model; changes in management; and other general market, political, economic, and business conditions. Actual results could differ materially from those predicted or implied, and reported results should not be considered as an indication of future performance. Additionally, these forward-looking statements, particularly our guidance, involve risks, uncertainties and assumptions, including those related to the impacts of the COVID-19 pandemic on our customers’ spending decisions and consumer ordering behavior as COVID-19 associated restrictions and the impact of federal fiscal stimulus abates. Significant variation from the assumptions underlying our forward-looking statements could cause our actual results to vary, and the impact could be significant.

Additional risks and uncertainties that could affect our financial results are included under the caption “Risk Factors” in our Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2021 filed with the SEC on August 10, 2021, and our Quarterly Report on Form 10-Q for quarterly period ended September 30, 2021 that will be filed following this earnings release, and our subsequent SEC filings, which are available on the Investor Relations page of our website at investors.olo.com and on the SEC website at www.sec.gov. Undue reliance should not be placed on the forward-looking statements in this press release. All forward-looking statements contained herein are based on information available to us as of the date hereof, and we do not assume any obligation to update these statements as a result of new information or future events.

OLO INC.
Condensed Balance Sheets (Unaudited)
(in thousands, except share and per share amounts)

	As of September 30, 2021	As of December 31, 2020
ASSETS
Current assets:
Cash and cash equivalents	$597,742	$75,756
Accounts receivable, net of allowances of $657 and $631, respectively	40,392	45,641
Contract assets	625	356
Deferred contract costs	2,175	1,830
Prepaid expenses and other current assets	5,044	1,661
Total current assets	645,978	125,244
Property and equipment, net	2,843	2,241
Contract assets, noncurrent	1,132	503
Deferred contract costs, noncurrent	3,595	3,346
Deferred offering costs	—	2,792
Other assets, noncurrent	368	298
Total assets	$653,916	$134,424
LIABILITIES, REDEEMABLE CONVERTIBLE PREFERRED STOCK AND STOCKHOLDERS’ EQUITY (DEFICIT)
Current liabilities:
Accounts payable	$5,293	$9,104
Accrued expenses and other current liabilities	59,704	42,578
Unearned revenue	1,372	585
Redeemable convertible preferred stock warrant liability	—	19,735
Total current liabilities	66,369	72,002
Unearned revenue, noncurrent	2,002	435
Deferred rent, noncurrent	2,229	2,402
Other liabilities, noncurrent	248	329
Total liabilities	70,848	75,168
Commitments and contingencies
Redeemable convertible preferred stock, $0.001 par value, zero and 60,509,120 authorized at September 30, 2021 and December 31, 2020 and; zero and 58,962,749 issued and outstanding at September 30, 2021 and December 31, 2020, respectively	—	111,737
Stockholders’ deficit:
Class A common stock, $0.001 par value; 1,700,000,000 and zero shares authorized at September 30, 2021 and December 31, 2020; 50,270,094 and zero shares issued and outstanding at September 30, 2021 and December 31, 2020, respectively. Class B common stock, $0.001 par value; 185,000,000 shares authorized at September 30, 2021 and December 31, 2020; 100,585,301 and 22,320,286 shares issued and outstanding at September 30, 2021 and December 31, 2020, respectively.	151	22
Preferred stock, $0.001 par value; 20,000,000 and zero shares authorized at September 30, 2021 and December 31, 2020, respectively.	—	—
Additional paid-in capital	692,420	16,798
Accumulated deficit	(109,503)	(69,301)
Total stockholders’ equity (deficit)	583,068	(52,481)
Total liabilities, redeemable convertible preferred stock and stockholders’ equity (deficit)	$653,916	$134,424

OLO INC.
Condensed Statements of Operations and Comprehensive Loss (Unaudited)
(in thousands, except share and per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020
Revenue:
Platform	$36,084	$26,197	$105,533	$63,525
Professional services and other	1,306	1,307	3,876	4,352
Total revenue	37,390	27,504	109,409	67,877
Cost of revenue:
Platform	6,632	3,583	18,419	10,191
Professional services and other	1,532	1,196	3,958	3,191
Total cost of revenue	8,164	4,779	22,377	13,382
Gross profit	29,226	22,725	87,032	54,495
Operating expenses:
Research and development	14,485	7,871	42,872	22,715
General and administrative	21,270	5,461	53,034	15,137
Sales and marketing	4,728	2,002	12,265	6,089
Total operating expenses	40,483	15,334	108,171	43,941
(Loss) income from operations	(11,257)	7,391	(21,139)	10,554
Other expenses, net:
Interest expense	—	—	—	(157)
Other (expense) income, net	(15)	(3)	(23)	15
Change in fair value of warrant liability	—	(2,234)	(18,930)	(4,251)
Total other expenses, net	(15)	(2,237)	(18,953)	(4,393)
(Loss) income before taxes	(11,272)	5,154	(40,092)	6,161
Provision for income taxes	36	47	110	142
Net (loss) income and comprehensive (loss) income	$(11,308)	$5,107	$(40,202)	$6,019
Accretion of redeemable convertible preferred stock to redemption value	—	(17)	(14)	(52)
Undeclared 8% dividend on participating securities	—	(5,090)	—	(5,967)
Net loss attributable to Class A and Class B common stockholders	$(11,308)	$—	$(40,216)	$—
Net loss per share attributable to Class A and Class B common stockholders:
Basic	$(0.08)	$—	$(0.35)	$—
Diluted	$(0.08)	$—	$(0.35)	$—
Weighted-average Class A and Class B common shares outstanding:
Basic	148,452,987	20,856,530	113,451,378	19,401,927
Diluted	148,452,987	20,856,530	113,451,378	19,401,927

OLO INC.
Condensed Statements of Cash Flows (Unaudited)
(in thousands)

	Nine Months Ended September 30, 2021	Nine Months Ended September 30, 2020
Operating activities
Net (loss) income	$(40,202)	$6,019
Adjustments to reconcile net (loss) income to net cash provided by operating activities:
Depreciation and amortization	800	440
Stock-based compensation	21,417	3,465
Stock-based compensation in connection with vesting of Stock Appreciation Rights	2,847	—
Charitable donation of Class A common stock	13,107	—
Bad debt expense	283	520
Change in fair value of warrants	18,930	4,251
Changes in operating assets and liabilities:
Accounts receivable	4,966	(30,404)
Contract assets	(898)	(59)
Prepaid expenses and other current assets	(3,256)	(148)
Deferred contract costs	(594)	(1,575)
Accounts payable	(3,721)	(3,461)
Accrued expenses and other current liabilities	10,350	24,010
Deferred rent	(174)	669
Unearned revenue	2,354	(337)
Net cash provided by operating activities	26,209	3,390
Investing activities
Purchases of property and equipment, including capitalized software	(1,195)	(989)
Net cash used in investing activities	(1,195)	(989)
Financing activities
Proceeds from issuance of Class A common stock upon initial public offering, net of underwriting discounts	485,541	—
Cash received for employee payroll tax withholdings	25,696	—
Cash paid for employee payroll tax withholdings	(18,691)	—
Proceeds from line of credit	—	15,000
Repayment of line of credit	—	(18,500)
Proceeds from exercise of warrants	392	—
Payment of deferred finance costs	(135)	—
Payment of deferred offering costs	(4,118)	(1,105)
Proceeds from exercise of stock options	8,287	1,708
Proceeds from issuance of preferred stock	—	50,000
Costs incurred from issuance of preferred stock	—	(234)
Net cash provided by financing activities	496,972	46,869
Net increase in cash and cash equivalents	521,986	49,270
Cash and cash equivalents, beginning of period	75,756	10,935
Cash and cash equivalents, end of period	$597,742	$60,205
Supplemental disclosure of cash flow information
Cash paid for income taxes, net	$69	$—
Cash paid for interest	$—	$157
Cash received for early exercise of stock options	$—	$156
Supplemental disclosure of non-cash investing and financing activities
Accrued offering costs	$339	$710
Vesting of early exercised stock options	$174	$—
Accretion of redeemable convertible preferred stock to redemption value	$14	$52
Purchase of property and equipment	$34	$46
Capitalization of stock-based compensation for internal-use software	$173	$31

OLO INC.
Reconciliation of GAAP Cash Provided by Operating Activities to Non-GAAP Free Cash Flow (Unaudited)
(in thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020
Net cash provided by operating activities	$10,738	$4,091	$26,209	$3,390
Purchase of property and equipment	(53)	(152)	(324)	(268)
Capitalization of internally developed software	(482)	(439)	(871)	(721)
Non-GAAP free cash flow	$10,203	$3,500	$25,014	$2,401

OLO INC.
Reconciliation of GAAP to Non-GAAP Results (Unaudited)
(in thousands, except for percentages and share and per share amounts)

	Three Months Ended September 30, 2021	Three Months Ended September 30, 2020	Nine Months Ended September 30, 2021	Nine Months Ended September 30, 2020
Gross profit and gross margin reconciliation:
Platform gross profit, GAAP	$29,452	$22,614	$87,114	$53,334
Plus: Stock-based compensation expense	762	140	1,942	348
Plus: Internally developed software amortization	138	65	413	130
Platform gross profit, non-GAAP	30,352	22,819	89,469	53,812
Services gross profit, GAAP	(226)	111	(82)	1,161
Plus: Stock-based compensation expense	116	33	362	72
Services gross profit, Non-GAAP	(110)	144	280	1,233
Total gross profit, GAAP	29,226	22,725	87,032	54,495
Total gross profit, non-GAAP	30,242	22,963	89,749	55,045
Platform gross margin, GAAP	82%	86%	83%	84%
Platform gross margin, non-GAAP	84%	87%	85%	85%
Services gross margin, GAAP	(17)%	8%	(2)%	27%
Services gross margin, non-GAAP	(8)%	11%	7%	28%
Total gross margin, GAAP	78%	83%	80%	80%
Total gross margin, non-GAAP	81%	83%	82%	81%
Sales and marketing reconciliation:
Sales and marketing, GAAP	4,728	2,002	12,265	6,089
Less: Stock-based compensation expense	512	111	1,436	221
Sales and marketing, non-GAAP	4,216	1,891	10,829	5,868
Sales and marketing as % total revenue, GAAP	13%	7%	11%	9%
Sales and marketing as % total revenue, non-GAAP	11%	7%	10%	9%
Research and development reconciliation:
Research and development, GAAP	14,485	7,871	42,872	22,715
Less: Stock-based compensation expense	2,570	413	8,522	940
Research and development, non-GAAP	11,915	7,458	34,350	21,775
Research and development as % total revenue, GAAP	39%	29%	39%	33%
Research and development as % total revenue, non-GAAP	32%	27%	31%	32%
General and administrative reconciliation:
General and administrative, GAAP	21,270	5,461	53,034	15,137
Less: Stock-based compensation expense	3,907	681	12,002	1,884
Less: Charitable donation of Class A common stock	7,982	—	13,107	—
Less: Transaction costs	343	—	343	—
General and administrative, non-GAAP	9,038	4,780	27,582	13,253
General and administrative as % total revenue, GAAP	57%	20%	48%	22%
General and administrative as % total revenue, non-GAAP	24%	17%	25%	20%
Operating (loss) income reconciliation:
Operating (loss) income, GAAP	(11,257)	7,391	(21,139)	10,554
Plus: Stock-based compensation expense	7,867	1,378	24,264	3,465
Plus: Charitable donation of Class A common stock	7,982	—	13,107	—
Plus: Internally developed software amortization	138	65	413	130
Plus: Transaction costs	343	—	343	—
Operating income, non-GAAP	5,073	8,834	16,988	14,149
Operating margin, GAAP	(30)%	27%	(19)%	16%
Operating margin, non-GAAP	14%	32%	16%	21%
Net income (loss) reconciliation:
Net (loss) income, GAAP	(11,308)	5,107	(40,202)	6,019
Stock-based compensation expense	7,867	1,378	24,264	3,465
Charitable donation of Class A common stock	7,982	—	13,107	—
Internally developed software amortization	138	65	413	130
Change in fair value of warrant liability	—	2,234	18,930	4,251
Plus: Transaction costs	343	—	343	—
Net income, non-GAAP	5,022	8,784	16,855	13,865
Fully diluted net loss, GAAP per share attributable to Class A and Class B common stockholders	$(0.08)	$—	$(0.35)	$—
Fully diluted weighted average Class A and Class B common shares outstanding, GAAP	148,452,987	20,856,530	113,451,378	19,401,927
Fully diluted net income, non-GAAP per share attributable to Class A and Class B common stockholders	$0.03	$0.06	$0.10	$0.10
Fully diluted Class A and Class B common shares outstanding, non-GAAP	185,086,261	146,376,454	177,315,424	139,617,788